FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:                      NAPOLI ENTERPRISES, INC.
CENTRAL INDEX KEY:                           0001093800
STANDARD INDUSTRIAL CLASSIFICATION:          SERVICES-BUSINESS SERVICES, NEC
[7389]
IRS NUMBER:                                  912015608
STATE OF INCORPORATION:                      CO
FISCAL YEAR END:                             0228


FILING VALUES:
          FORM TYPE:                   8-K
          SEC ACT:                     1934 Act
          SEC FILE NUMBER:             000-27199
          FILM NUMBER:

BUSINESS ADDRESS:
          STREET 1:                    506 - 1027 DAVIE STREET
          CITY:                        VANCOUVER BC
          STATE:                       A1
          ZIP:                         00000
          BUSINESS PHONE:              (213) 304 1936

MAIL ADDRESS:
          STREET 1:                    506 - 1027 DAVIE STREET
          STREET 2:                    VANCOUVER BC CANADA
          CITY:                        V6E 4L2

FORMER COMPANY:
     FORMER CONFORMED NAME:            IMPULSE MEDIA TECHNOLOGIES, INC.
     DATE OF NAME CHANGE:              20021125

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 of 15(d) of the Securities
                              Exchange Act of 1934

                        Date of Report: December 19, 2002
                        (Date of earliest event reported)

                            NAPOLI ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

Colorado                                   7389              E.I.N.91-2015608
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employee
incorporation or organization) Classification Code Number)   Identification No.)

              Suite 566 - 1027 Davie Street, Vancouver, BC V6E 4L2 (Address of principal executive offices, including zip code)

                                 (213) 304-1936
               (Registrant's telephone number, including area code

ITEM 5.     OTHER EVENTS

Impulse Media Technologies, Inc. ("Registrant"), by Board of Director's Resolution decided that is in the best interests of the Registrant to terminate its current business operations as wireless technology software provider, to make a voluntary assignment into bankruptcy of it's wholly owned Nevada subsidiary named Impulse Media Technologies, Inc. and to explore strategic alternatives for the Registrant, which may include a merger, sale, investment in the Registrant or another comparable transaction or a financial restructuring and financings.

Additionally, the Registrant wishes to report that the company's name change was effected on November 25, 2002 and as a result, on December 19, 2002, the Registrant received a new trading symbol - "NPLI.OB" - under which the Registrant's securities trade.

Lastly, on December 24, 2002, the National Association of Securities Dealers effected the 50 for 1 roll-back of the Registrant's common shares as approved by shareholders at the Annual General Meeting of Shareholders held on November 10, 2002. The Registrant received a new CUSIP number which is 63072A 20 7.

Once again, the Board of Directors of the Registrant wishes to thank all shareholders who voted on these resolutions and participated in the meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPULSE MEDIA TECHNOLOGIES INC.

/s/ Steve Spanis
-----------------------------------
(Signature)

Steve Spanis
-----------------------------------
(Name)

CEO, CFO, President & Secretary
-----------------------------------
(Position)

December 27, 2002
-----------------------------------
(Date)